UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2022

Prudential Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 755-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PBIP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

Merger Agreement

On March 1, 2022, Prudential Bancorp, Inc. (“Prudential”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fulton Financial Corporation, a Pennsylvania corporation (“Fulton”). Pursuant to the terms and conditions set forth in the Merger Agreement, Prudential will merge with and into Fulton (the “Merger”), with Fulton surviving, and Prudential Bank, the wholly-owned subsidiary of Prudential, will merge with and into Fulton Bank, N.A. (“Fulton Bank”), a wholly-owned subsidiary of Fulton, with Fulton Bank as the surviving bank. The parties anticipate that the Merger will close in the third quarter of 2022.

The Merger Agreement provides that, at the effective time of the Merger, each share of Prudential’s common stock (the “Prudential Common Shares”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive: (i) $3.65 in cash (the “Cash Consideration”), (ii) Fulton common stock, par value $2.50 per share (“Fulton Common Stock”), based on a fixed exchange ratio of 0.7974 (the “Exchange Ratio”), subject to adjustment in certain circumstances as set forth below (the “Stock Consideration”), and (iii) cash in lieu of fractional shares based on $18.25 per Prudential share (the “Merger Consideration”). In the aggregate, approximately eighty percent (80%) of the Merger Consideration will consist of Fulton Common Stock with the remaining approximately twenty percent (20%) payable in cash. The receipt of the Stock Consideration in the Merger is expected to qualify as a tax-free exchange for Prudential shareholders.

In addition, as a result of the Merger, at the effective time of the Merger, (i) each outstanding option to acquire Prudential Common Shares, whether vested or unvested, will be cancelled and will be cashed out based on the difference between $18.25 and the exercise price per Prudential Common Share subject to such option (less applicable taxes required to be withheld with respect to such payment), and (ii) each outstanding Prudential restricted stock award will become fully vested and will be exchanged for the Merger Consideration (less applicable taxes required to be withheld with respect to such vesting).

Prudential and Fulton have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature. Subject to certain exceptions, each of Prudential and Fulton have agreed, among other things, to covenants relating to (i) the conduct of Prudential’s business during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (ii) the use of commercially reasonable efforts to obtain governmental and regulatory approvals. In addition, Prudential has agreed, among other things, to covenants relating to (a) obligations to facilitate Prudential’s shareholders’ consideration of, and voting upon, the approval of the Merger Agreement and certain related matters, as applicable, (b) the recommendation by the board of directors of Prudential in favor of the approval by Prudential’s shareholders of the Merger Agreement and certain related matters as applicable and (c) non-solicitation obligations relating to alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (i) approval of the Merger Agreement by Prudential’s shareholders, (ii) the absence of any governmental order or law prohibiting the consummation of the Merger and (iii) effectiveness of the registration statement with the Securities and Exchange Commission (the “SEC”) for the Fulton Common Stock to be issued as consideration in the Merger. The obligation of each party to consummate the Merger is also conditioned upon (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended,

(iv) the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement and (v) the receipt of required regulatory approvals and the expiration of all applicable statutory waiting periods. Consummation of the Merger is also subject to Prudential’s receipt of approval, through an order from the United States Bankruptcy Court of the Eastern District of Pennsylvania, of a settlement agreement that was entered into by Prudential Bank relating to certain litigation to which Prudential Bank is a party (the “Litigation Condition”). See Item 8.01 herein.

The Merger Agreement contains certain termination rights for both Prudential and Fulton, including if (i) the Merger is not consummated by November 30, 2022 (the “Termination Date”), (ii) the necessary regulatory approvals are not obtained, (iii) the approval of Prudential’s shareholders is not obtained, or (iv) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

In addition, in certain circumstances, Fulton may terminate the Merger Agreement prior to Prudential’s shareholder approval of the Merger in the event that (i) Prudential receives an acquisition proposal that is “superior” under the criteria set forth in the Merger Agreement and (ii) Prudential’s Board of Directors (A) enters into an acquisition agreement with respect to such superior proposal, (B) fails to recommend to Prudential’s shareholders the approval of the Merger Agreement or modifies or qualifies such recommendation in a manner adverse to Fulton or (C) opts to pursue such superior proposal in lieu of the Merger. The Merger Agreement also provides that Prudential will be obligated to pay a termination fee of $6 million to Fulton if the Merger Agreement (i) is terminated by Fulton in the circumstances described in the preceding sentence or (ii) (A) if an acquisition proposal is made to Prudential or to its shareholders publicly, (B) the Merger Agreement is terminated for failure to consummate the Merger by the Termination Date without the approval of Prudential’s shareholders being obtained or for failure to obtain the approval of Prudential’s shareholders and (C) Prudential enters into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the Merger Agreement.

In addition, the Merger Agreement may be terminated by Prudential in the event that (i) the value of the merger consideration at closing (using the volume weighted average price of Fulton Common Stock for the Determination Period (as defined below) (the “Fulton Average Closing Price”) to determine the value of the Fulton stock portion of the consideration) is less than $13.91 per share; and (ii) the percent decline in Fulton’s stock value, comparing the signing date price of Fulton’s Common Stock to the Fulton Average Closing Price, is 20% greater than the decline in the KBW Regional Banking Index over the same period. If Prudential exercises its termination right described in the preceding sentence, Fulton will have the option of adjusting the Exchange Ratio or adding cash to the per share Cash Consideration determined in accordance with the Merger Agreement, to prevent the termination of the Merger Agreement by Prudential. The “Determination Period” is the twenty (20) consecutive trading days immediately preceding the Determination Date (which is the tenth calendar day immediately prior to the closing date or, if such day is not a trading day on the Nasdaq Stock Market, the trading day immediately preceding such calendar day).

The Merger Agreement was unanimously approved by the boards of both Prudential and Fulton.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement is not intended to provide any factual information about Prudential, Fulton or their respective subsidiaries and affiliates to investors. The representations, warranties and covenants contained in the Merger Agreement will not survive consummation of the Merger and were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the parties as stated in the

Merger Agreement, including being qualified by confidential disclosure schedules made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are, in some cases, subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors under applicable securities law standards of materiality. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Prudential or Fulton. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Fulton or Prudential, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Prudential, Fulton, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Proxy Statement of Prudential and a Prospectus of Fulton, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Prudential and Fulton make with the SEC.

Voting Agreements

In connection with the Merger Agreement, the directors of Prudential have entered into Voting Agreements pursuant to which they have agreed to vote shares of Prudential common stock representing approximately 2.4% of the total outstanding shares of Prudential as of the date hereof in favor of the Merger Agreement. The form of these agreements is attached to the Merger Agreement and is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

On March 2, 2022, Prudential and Fulton issued a joint press release announcing that they had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

As previously disclosed, in March 2016, Island View Properties, Inc. t/a Island View Crossing II and Renato J. Gualtieri (“Plaintiffs”) filed a complaint against Prudential Bank in the Court of Common Pleas of Philadelphia County (the “CCP Action”) asserting, among other things, that Prudential Bank breached various loan agreements and related agreements for a development known as Island View Crossing. In its complaint, Plaintiffs sought the amount of $27 million. Prudential Bank filed objections to the complaint seeking to dismiss significant portions of Plaintiffs’ claims. In August 2016, the Court dismissed the majority of the claims. After that order, Prudential Bank filed an answer denying Plaintiffs’ claims as well as a counterclaim seeking damages for failure to pay the outstanding loans and not completing the project. Discovery was ongoing and a trial was originally scheduled to commence in October 2017. In 2017, Plaintiff Island View Crossing II filed a petition for Chapter 11 bankruptcy and in July 2017, Prudential Bank removed the CCP Action (the “Removed Action”) to U.S. Bankruptcy Court, Eastern District of Pennsylvania (the “Bankruptcy Court”). The U.S. Bankruptcy Court remanded Plaintiff Gualtieri’s claim back to the Court of Common Pleas in 2019 due to a lack of jurisdiction over Mr. Gualtieri (the “Gualtieri Litigation”). The Gualtieri Litigation was stayed in the Court of Common Pleas pending resolution of the Removed Action.

Within the bankruptcy, Island View Crossing II, as the debtor and the Chapter 11 Trustee, filed a separate adversary proceeding against Prudential Bank seeking to avoid certain collateral mortgages made by Island View as well as seeking to avoid certain loans made to Island View Crossing II including, but not limited to, a $1.4 million loan and a $5.5 million loan. The complaint was filed in December 2018 and that action was ultimately consolidated with the Removed Action.

Prudential Bank and the Chapter 11 Trustee entered into a settlement agreement as of February 28, 2022 (the “Settlement Agreement”) pursuant to which the parties to the Removed Action have agreed to settle the Removed Action under the terms set forth therein including the dismissal with prejudice of the Removed Action. The primary terms of the Settlement Agreement include that Prudential Bank (i) will make a payment of $8.3 million into escrow for the benefit of the Island View bankruptcy estate, (ii) will deem satisfied the mortgages on three properties, including the $1.4 million loan referenced above (the other two properties are currently held as other real estate owned and will remain owned by Prudential Bank) and (iii) will agree to subordinate its unsecured claim to the claims of all other unsecured creditors of the Island View debtor estate. The Settlement Agreement is subject to the receipt of a final and non-appealable order from the Bankruptcy Court approving the Settlement Agreement (the “Final Order”), which will not occur prior to a hearing on the proposed Settlement Agreement. No objections to the Settlement Agreement were filed by February 28, 2022 and the Chapter 11 Trustee filed a certification of No Answer, No Objection or Other Responsive Pleading with the Bankruptcy Court on March 1, 2022. The hearing is scheduled in the Bankruptcy Court on March 16, 2022.

On February 25, 2022, Prudential Bank entered into a settlement agreement and release (the “Gualtieri Settlement”) with Mr. Gualtieri and the various related individuals and entities set forth in the Gualtieri Settlement (collectively, the “Gualtieri Parties”). In the Gualtieri Settlement, the Gualtieri Parties agreed, among other things, to dismiss or discontinue, with prejudice, all pending actions against Prudential Bank, including the Gualtieri Litigation. In addition, Prudential Bank agreed to release three mortgages securing outstanding loans related to the Gualtieri Parties with an aggregate carrying value of approximately $2.0 million. The Gualtieri Settlement is in effect and is not subject to any review by the Court of Common Pleas.

Under the terms of both the Settlement Agreement and the Gualtieri Settlement, the provisions thereof inure to the benefit of the successors of Prudential Bank.

The entry into the Settlement Agreement and the Gualtieri Settlement are expected to result in an aggregate pre-tax charge of approximately $9.7 million (approximately $7.6 million after tax), which Prudential expects to report in the quarter ending March 31, 2022. Recognition of such charges will not, in and of itself, affect consummation of the Merger or the calculation or payment of the Merger Consideration in accordance with the terms of the Merger Agreement.

Safe Harbor Statement

This Current Report, including the Exhibits hereto, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Prudential with respect to the Merger, the strategic benefits and financial benefits of the Merger, including the expected impact of the Merger on Prudential’s future financial performance pending the completion of the Merger, and the timing of the closing of the Merger.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of Prudential’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Prudential’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. Prudential undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements contained in this Current Report are subject to, among others, the following risks, uncertainties and assumptions:

•

The possibility that the anticipated benefits of the Merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Prudential into Fulton or as a result of the strength of the economy, competitive factors in the areas where Prudential and Fulton do business, or as a result of other unexpected factors or events;

•

The timing and completion of the Merger is dependent on the satisfaction of customary closing conditions, including approval by Prudential shareholders, which cannot be assured, the satisfaction of the Litigation Condition and various other factors that cannot be predicted with precision at this point;

•	The occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•

Completion of the Merger is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the Merger;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger;

•	The outcome of any legal proceedings related to the Merger which may be instituted against Fulton or Prudential;

•

Unanticipated challenges or delays in the integration of Prudential’s business into Fulton’s business and or the conversion of Prudential’s operating systems and customer data onto Fulton’s may significantly increase the expense associated with the Merger; and

•	Other factors that may affect future results of Prudential and Fulton.

These forward-looking statements are also subject to the principal risks and uncertainties applicable to Prudential’s and Fulton’s respective businesses and activities generally that are disclosed in Prudential’s Annual Report on Form 10-K, as amended, for its fiscal year ended September 30, 2021 and in other documents Prudential files with the SEC, and in Fulton’s Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 2021 and in other documents Fulton files with the SEC. Prudential’s and Fulton’s SEC filings are accessible on the SEC website at www.sec.gov.

Additional Information About the Proposed Merger and Where to Find It

Fulton will file a registration statement with the SEC under the Securities Act of 1933, as amended, which will include a proxy statement/prospectus and other relevant documents in connection with the proposed Merger. PRUDENTIAL SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO IT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The proxy statement/prospectus (when it becomes available) and any other documents Fulton has filed and will file with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov). In addition, copies of the documents Prudential has filed or will file with the SEC may be obtained free of charge on Prudential’s website at www.psbanker.com or by contacting Jack Rothkopf, Chief Financial Officer, Prudential Bancorp, Inc., 1834 West Oregon Avenue, Philadelphia, PA 19145.

Participants in the Transaction

The directors, executive officers, and certain other members of management and employees of Prudential and Fulton are participants in the solicitation of proxies in favor of the proposed Merger from the shareholders of Prudential. Information regarding the directors and executive officers of Prudential and Fulton, and the interests of such participants, will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This Current Report and related communications are not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 2, 2022*

99.1	Form of Voting Agreement

99.2	Joint Press Release dated March 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Prudential agrees to furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/ Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 2, 2022